Company Contact: China Sky One Medical, Inc. Mr. Yu-bo Hao, CFO Tel: +86-0451-53994069 Email: china_sky_one@yahoo.cn	Investor Relations Contact: CCG Investor Relations Mr. Crocker Coulson, President Tel: +1-646-213-1915 Email: crocker.coulson@ccgir.com Website: www.ccgirasia.com

China Sky One Medical, Inc. Appoints Yu-bo Hao as CFO

Harbin, China-- Dec. 2, 2008 -- China Sky One Medical, Inc. (“China Sky One Medical” or “the Company”) (NASDAQ: CSKI), a leading fully integrated pharmaceutical company producing over-the-counter drugs in the People’s Republic of China (“PRC”), announced today that Mr. Yu-bo (Stanley) Hao was appointed Chief Financial Officer and Secretary and will also serve on the Company’s Board of Directors. He replaces Yu-kun Zhang, who had served as interim CFO since June, 2008. Mr. Zhang is staying on as Finance and Accounting Manager.

Mr. Hao has been employed at China Sky One in various capacities since June, 2008. From January, 2006, to March, 2008, he served as President’s Assistant and Financial Officer for Sumitomo Group Canadian Branch. Prior to Sumitomo, Mr. Hao served as Marketing Executive and Canadian Market Analyst for MGM Mirage from September, 2004, to December, 2005. From September, 1997, to October, 2001, he was co-founder and CEO of SunnyZone Consulting Co. Ltd. Mr. Hao holds a Bachelor’s degree in Economics & Arts from Beijing Union University and an MBA from the University of Phoenix.

“We are very pleased to announce the appointment of Stanley Hao as the CFO of China Sky One. Over the past several months Mr. Hao has worked closely with our finance and accounting team to ensure that our company is able to meet our financial reporting requirements as a U.S.-listed public company, and provide transparent and effective communications with our global shareholder base,” said Mr. Yan-qing Liu, Chairman, CEO and Director of China Sky One Medical, Inc. “Our company is committed to continuing to build a robust accounting and finance function to support our rapid growth and ensure timely and accurate reporting to our shareholders.”

“I am honored to be appointed as CFO and to the Board of Directors, and to be part of a company with such an exceptional track record of growth and the opportunity to build a leading position in China’s pharmaceutical industry,” said Mr. Hao.

About China Sky One Medical, Inc.

China Sky One Medical, Inc., a Nevada corporation, is a holding company. The Company engages in the manufacturing, marketing and distribution of pharmaceutical, medicinal and diagnostic products. Through its wholly-owned subsidiaries, Harbin Tian Di Ren Medical Science and Technology Company (''TDR''), Harbin First Bio- Engineering Company Limited ("First"), Heilongjiang Tianlong Pharmaceutical, Inc. ("Tianlong") and Peng Lai Jin Chuang Company Pharmaceutical Company (“Jin Chuang”) the Company manufactures and distributes over-the-counter pharmaceutical products, which make up its major revenue source. For more information, visit http://www.skyonemedical.com.

Safe Harbor Statement

Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward- looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

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